EXHIBIT 23.1

                               CONSENT OF KPMG LLP




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

ICON Income Fund Nine, LLC

         We consent to the use of our reports on (i) ICON Capital Corp. dated June 25, 2001 and (ii) ICON Income Fund Nine, LLC dated August 9, 2001 included herein, and to the reference to our firm under the heading "Experts" in the Prospectus.





                                                              KPMG LLP






New York, New York
August 15, 2001